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Exhibit 10(m)(4)







                         OIL-DRI CORPORATION OF AMERICA

                    --------------------------------------


                                 FIRST AMENDMENT

                          DATED AS OF JANUARY 15, 2001

                                       TO

                                 NOTE AGREEMENT

                           DATED AS OF APRIL 15, 1993

                    ---------------------------------------


                        RE: $6,500,000 7.17% SENIOR NOTES

                               DUE AUGUST 15, 2004


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                        FIRST AMENDMENT TO NOTE AGREEMENT

      THIS FIRST AMENDMENT dated as of January 15, 2001 (this "First Amendment") to the Note Agreement dated as of April 15, 1993 is between Oil-Dri Corporation of America, a Delaware corporation (the "Company"), and Teachers Insurance and Annuity Association of America (the "Noteholder").

                                    RECITALS:

      A. The Company and the Noteholder have heretofore entered into the Note Agreement dated as of April 15, 1993 (the "Note Agreement"). The Company has heretofore issued the $6,500,000 7.17% Senior Notes due August 15, 2004 (the "Notes") pursuant to the Note Agreement. The Noteholder is the holder of 100% of the outstanding principal amount of the Notes.

      B. The Company and the Noteholder now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

      C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

      D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

      Now, THEREFORE, the Company and the Noteholder, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.       AMENDMENTS.

     1.1 Section 5.17(f) of the Note Agreement shall be and is hereby amended by inserting the words "and ss.5.19" after the words "ss.5.6 through ss.5.17" in the fifth and sixth lines thereof.


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     1.2 A new Section  5.19 is hereby  added to the Note  Agreement  to read as follows:

           SECTION 5.19. FIXED CHARGES COVERAGE RATIO. The Company will not permit the Fixed Charges Coverage Ratio for any period of four consecutive fiscal quarters ending at any time during any period specified below to be less than the ratio set forth opposite such period:

               PERIOD ENDING               RATIO

        November 1, 2000 - April 30, 2001 1.00 to 1

        May 1, 2001 - October 31, 2001    1.15 to 1

        November 1, 2001 - July 31, 2002  1.25 to 1

        August 1, 2002 and thereafter     1.50 to 1

     1.3 Section 6.1(f) of the Note Agreement shall be and is hereby amended by inserting the words "and ss.5.19" after the words "ss.5.6 through ss.5.13" in the second line thereof.

     1.4 Section 8.1 of the Note Agreement shall be and is hereby amended by adding the following definitions in appropriate alphabetical order:

       "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

       "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, PROVIDED that there shall be excluded:

             (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

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             (b) the income (or loss) of any Person (other than a Restricted
       Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

             (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

             (d) any restoration to income of any contingency reserve (excluding a contingency reserve established in the ordinary course of business, such as reserves for uncollectable accounts), except to the extent that provision for such reserve was made out of income accrued during such period,

             (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

             (f) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

             (g) any net gain from the collection of the proceeds of life insurance policies,

             (h) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary,

             (i) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof,

             (j) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary,

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             (k) in the case of a successor to the Company by
       consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

             (l) any portion of such net income that cannot be freely converted into United States Dollars.

      "DEBT" means, with respect to any Person, without duplication,

             (a) its liabilities for borrowed money;

             (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

             (c) its Capitalized Rentals;

             (d) all liabilities for borrowed money secured by any lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

             (e) any Guaranties of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

       Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

       "FIXED CHARGES" means, with respect to any period, the sum of (a) Interest Charges for such period and (b) Rentals (other than Capitalized Rentals) for such period.

       "FIXED CHARGES COVERAGE RATIO" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period of four consecutive fiscal quarters.

       "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the

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Company and its Restricted  Subsidiaries in accordance with GAAP):  (a) all interest  in  respect of Debt of the  Company  and its  Restricted  Subsidiaries
(including imputed interest on Capitalized Leases) deducted in determining Consolidated Net Income for such period, less interest income of the Company and its Restricted Subsidiaries included in Consolidated Net Income for such period and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

SECTION 2.       MISCELLANEOUS.

     2.1 This First Amendment shall be construed in connection with and as part of the Note Agreement and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

     2.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

     2.3 The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     2.4 This First Amendment shall be governed by and construed in accordance with Illinois law.


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     2.5 The execution hereof by the parties hereto shall constitute a contract among such parties for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                             OIL-DRI CORPORATION OF AMERICA

                               By:______________________________




Accepted and Agreed to:        TEACHERS INSURANCE AND ANNUITY
                                 ASSOCIATION OF AMERICA



                               By:______________________________